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                                                                      Exhibit 23

                         INDEPENDENT AUDITOR'S CONSENT


The Board of Directors of
J. C. Penney Funding Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28390, 33-59666, 33-59668, 33-66070, 33-66072, 33-56995, 333-13949,
333-13951, 333-22627, 333-22607, 333-33343, 333-27329, 333-71237) and Form S-3
(No. 333-57019) of J. C. Penney Company, Inc. of our report dated February 25, 1999, relating to the balance sheets of J. C. Penney Funding Corporation as of January 30, 1999 and January 31, 1998, and the related statements of income, reinvested earnings, and cash flows for each of the years in the three-year period ended January 30, 1999, which report is incorporated by reference in the January 30, 1999 Annual Report on Form 10-K of J. C. Penney Funding Corporation.


                                                /s/ KPMG LLP


Dallas, Texas
April 23, 1999